
                                                      Exhibit 12.1


                             Boston Edison Company
            Computation of Ratio of Earnings to Fixed Charges
                        Twelve Months Ended June 30, 1995
                               (in thousands)


Net income from continuing operations               $127,567

Income taxes                                          60,540

Fixed charges                                        128,055
                                                    --------
     Total                                          $316,162
                                                    ========
Interest expense                                    $118,169
Interest component of rentals                          9,886
                                                    --------
     Total                                          $128,055
                                                    ========
Ratio of earnings to fixed charges                      2.47
                                                        ====
